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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 29, 2003

                               Crown Crafts, Inc.
                               ------------------

             (Exact name of registrant as specified in its charger)

           Georgia                     1-7604                   58-0678148
           -------                     ------                   ----------
(State or other jurisdiction   (Commission File Number)        IRS Employer
      of incorporation)                                   Identification Number)

916 South Burnside Avenue, Gonzales, LA                            70737
---------------------------------------                            -----
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: (225)647-9100



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Item 5. Other Events

         Crown Crafts, Inc., a Georgia corporation (the "Company"), and Bank of America, N.A., The Prudential Insurance Company of America and Wachovia Bank, National Association (successor by merger to Wachovia Bank, N.A.) (collectively, the "Lenders") entered into that certain Reserved Shares Agreement dated as of April 29, 2003 (the "Shares Agreement"), pursuant to which the Company has been permitted to issue to the shareholders of the Company up to 7,420,590 shares (the "Contingent Shares") of the shares of Series A Common Stock, par value $1.00 per share (such series, the "Series A Stock"), of the Company currently reserved for issuance to the Lenders upon the conversion of the shares of the Company's Series B Common Stock, par value $1.00 per share (the "Series B Stock"), and Series C Common Stock, par value $1.00 per share (the "Series C Stock"), issuable to the Lenders upon the exercise by the Lenders of their Common Stock Purchase Warrants dated as of July 23, 2001 (the "Warrants"). The Contingent Shares may be issued by the Company pursuant to Section 24 of that certain Rights Agreement dated as of August 11, 1995 by and between the Company and SunTrust Bank (successor by merger to Trust Company Bank), as amended by that certain Rights Agreement Amendment No. 1 dated as of April 29, 2003 (as so amended, the "Rights Agreement").

         Upon the execution of the Shares Agreement, the Company issued to each of the Lenders certain Subordinated Contingent Promissory Notes dated as of April 29, 2003 (the "Notes"), which provide that the Company shall pay to the Lenders the market value of any shares of Series A Stock that the Company does not have available for issuance to the Lenders out of its authorized capital at the time that the Lenders shall elect to convert into shares of Series A Stock the shares of Series B Stock and Series C Stock issuable to the Lenders upon exercise of the Warrants. In addition, the Company also issued to the Lenders at the time of execution of the Shares Agreement certain amended and restated Common Stock Purchase Warrants (the "Amended Warrants") in substitution for the Warrants, which provide for certain anti-dilution adjustments in connection with the Rights Agreement.

         The Company and the Lenders, among others, also entered into that certain Global Amendment Agreement dated as April 29, 2003 (the "Amendment Agreement"). The Amendment Agreement amends certain provisions of the Company's Credit Agreement dated as of July 23, 2001 and Subordinated Note and Warrant Purchase Agreement dated as of July 23, 2001 to permit, and provide for, the issuance by the Company of the Notes in connection with the Shares Agreement.

         The descriptions contained herein of the Shares Agreement, the Notes, the Amended Warrants and the Amendment Agreement are qualified in their entirety by reference to the terms of such documents. The Shares Agreement and the Amendment Agreement are each attached hereto as an exhibit and incorporated herein by this reference. A form of each of the Notes and the Amended Warrants is attached hereto as an exhibit to the Shares Agreement and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits

         (c)      Exhibit

                  10.1 Global Amendment Agreement dated as of April 29, 2003 by and among the Company, Churchill Weavers, Inc., Hamco, Inc., Crown Crafts Infant Products, Inc., Wachovia Bank, National Association, Banc of America Strategic Solutions, Inc., The Prudential Insurance Company of America and Bank of America, N.A.

                  10.2 Reserved Shares Agreement dated as of April 29, 2003 by and among the Company, Bank of America, N.A., The Prudential Insurance Company of America and Wachovia Bank, National Association


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CROWN CRAFTS, INC.

Date: May 9, 2003                           /s/ E. Randall Chestnut
      -----------------------               -----------------------
                                            E. Randall Chestnut
                                            President and CEO



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                                  Exhibit Index

       Exhibit No.       Exhibit Description
       -----------       -------------------
         10.1            Global Amendment Agreement dated as of April 29, 2003
                         by and among the Company, Churchill Weavers, Inc.,
                         Hamco, Inc., Crown Crafts Infant Products, Inc.,
                         Wachovia Bank, National Association, Banc of America
                         Strategic Solutions, Inc., The Prudential Insurance
                         Company of America and Bank of America, N.A.

         10.2 Reserved Shares Agreement dated as of April 29, 2003 by and among the Company, Bank of America, N.A., The
                         Prudential Insurance Company of America and Wachovia
                         Bank, National Association